Management Services Agreement

Volcan Australia Corporation Pty Ltd

and

Australian Gemstone Mining Pty Ltd

Level 14, Australia Square
264-278 George Street
SYDNEY NSW 2000
DX 129 SYDNEY
ABN 37 246 549 189
Tel:         (02) 9334 8555
Fax:         1300 369 656

www.hwl.com.au
Ref: PJS:SS:83028

Management Services Agreement

Date	July 1, 2008

Parties

Volcan Australia Corporation Pty Ltd ACN 131 553 341 of Level 34, 50 Bridge Street, Sydney, New South Wales, Australia
(Company)

Australian Gemstone Mining Pty Ltd ACN 073 120 591 of 67 Penkivil Street, Bondi, New South Wales, Australia

(Manager)

Background

A.	The Company carries on the Business.

B.

The Manager has particular skill, experience and expertise in providing management services including executive, administrative, corporate compliance, accounting and secretarial services and geological and technical expertise.

C.	The Company wishes to retain the Manager to provide management services to the Company.

D.	The Key Persons are employees of the Manager.

E.	The Manager has, at the request of the Company, agreed to provide the Services and make the Key Persons available to the Company on the terms of this Agreement.

Agreement

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context indicates a contrary intention:

Agreement means this agreement, the Schedules and Annexures attached to this agreement and any document or documents supplemental to this agreement;

Board means the board of directors of the Company from time to time;

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Business means the business described in item 2 of Schedule 1 and any related services and ancillary businesses carried on by the Company from time to time;

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or a Jewish or public holiday;

Commencement Date means the date referred to in item 1 of Schedule 1;

Company means Volcan Australia Corporation Pty Ltd ACN 131 553 341;

Company Property means all of the Company's estate, right, title and interest in, to, under or derived from the assets and undertaking of the Company both present and future and wherever situate, and whether real or personal including without limitation Land;

Confidential Information means information, including any of the following information (whenever it was obtained) in relation to the Company’s:

(a)	Business, operations or strategies;

(b)	the terms of this Agreement;

(c)	information designated as confidential by the Company;

(d)	information acquired by the Manager solely by virtue of the provisions of this Agreement;

(e)	actual or prospective customers, clients or competitors.

Information is not confidential in any of the following circumstances:

(f)	it is in the public domain, unless it came into the public domain by a breach of confidentiality;

(g)	it is already known by the other person at the time this Agreement is entered into; or

(h)	it is obtained lawfully from a third party without any breach of confidentiality;

Corporations Act means the Corporations Act 2001 (Cth);

Insolvency Event means, in relation to a party:

(a)	a receiver, receiver and manager, trustee, administrator, other controller (as defined in the Corporations Act) or similar official is appointed over any of the assets or undertakings of the party;

(b)	a party suspends payment of its debts generally;

(c)	a party is or becomes unable to pay its debts as and when they fall due or is or becomes unable to pay its debts or is presumed to be insolvent within the meaning of the Corporations Act;

(d)	a party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors, or any class of them;

(e)	a party ceases to carry on business or threatens to cease to carry on business;

(f)	a resolution is passed or any steps are taken to appoint, or to pass a resolution to appoint, an administrator; or

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(g)

an application or order is made for the winding up or dissolution of a party, or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a party, otherwise than for the purpose of an amalgamation or restructuring that has the prior written consent of the other party;

Intellectual Property means:

(a)	copyright;

(b)	all rights conferred under statute, common law or equity in relation to inventions (including patents);

(c)	registered and unregistered trademarks;

(d)	registered and unregistered designs;

(e)	circuit layouts;

(f)	Confidential Information; and

(g)	all other agreed rights resulting from intellectual activity in the industrial and mining fields;

Key Persons means each of:

(a)	Pnina Feldman

(b)	Sholom Dovber Feldman,

(c)	Simon Robert Pecover; and

(d)	Robert Coenraads

and such other person as agreed in writing between the parties, and Key Person means any one of them;

Land means all rights, estates and interests (whether freehold or leasehold) and including mining tenements now or in the future owned by the Company in any real property and all buildings, fences, structures, plan, machinery, fixtures, tailings and equipment now or in the future affixed to such real property;

Manager means Australian Gemstone Mining Pty Ltd ACN 073 120 591 and includes the employees and agents of the Manager and any other persons duly authorised to act on its behalf in relation to the Business;

Service Fee means the fee set out in item 4 of Schedule 1; and

Services means all duties and responsibilities to be performed and carried out by the Manager in relation to the Business as reasonably required by the Company and agreed to under the terms of this Agreement, and as set out in item 3 of Schedule 1.

1.2	Interpretation

In this Agreement unless the context requires otherwise:

(a)	headings are included for convenience only and do not affect interpretation;

(b)	a reference to a document includes a reference to that document as amended, novated, supplemented, varied or replaced;

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(c)

a reference to a part, clause, party, annexure, exhibit or Schedule is a reference to an item of that type in this Agreement and includes a reference to the provisions or terms of that part, clause, Annexure, exhibit or Schedule;

(d)	a reference to a party to this document includes the party’s successors and permitted assigns and includes any person to whom this Agreement is novated;

(e)	reference to $, Dollars or dollars is a reference to the lawful tender for the time being and from time to time of the Commonwealth of Australia;

(f)	a covenant, representation, warranty or an agreement between more than one person binds them jointly and severally;

(g)	a provision of this Agreement is not to be construed against a party solely on the ground that the party is responsible for the preparation of this Agreement or a particular provision;

(h)

a reference to liquidation includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme composition or arrangement of creditors, insolvency, bankruptcy or any similar procedure or if applicable changes in the constitution of a partnership or the death of a person; and

(i)

a reference to a body which is not a party to this Agreement which ceases to exist or whose power or function is transferred to another body, is a reference to the body which replaces or substantially succeeds to the power or function of the first body.

1.3	Parties

	(a)	An obligation, representation or warranty in favour of more than one person is for the benefit of them separately and jointly.

	(b)	A party which is a trustee is bound both personally and in its capacity as a trustee.

2.	Engagement

	(a)	The Company engages the Manager to provide the Services to the Company as an independent contractor on the terms of this Agreement, and the Manager accepts the engagement.

	(b)	The engagement starts on the Commencement Date and shall continue until terminated in accordance with clause 13.

3.	Services

(a)

The Manager shall, during the term of this Agreement, provide or procure the provision of the Services to or for the Company to the extent and at the times reasonably requested by the Company during normal business hours.

	(b)	During the term of this Agreement the Manager shall supply the Services by retaining the Key Persons to provide the Services to the Company.

	(c)	The parties may agree from time to time to add or remove Services, and from the date of that agreement, Schedule 1 shall be amended accordingly.

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4.	Promotion

The Manager shall use its best efforts and shall procure that the Key Persons use their best efforts to promote and enhance the Business and the interests and reputation of the Company and must not do anything which may injure the Business or the Company’s reputation.

5.	Duties of the Manager

(a)	The Manager shall:

	(i)	act in accordance with the directions of the Board of the Company which may from time to time in writing vary or override the obligations, powers and authorities of the Manager;

	(ii)	procure that the Services are carried out:

		(A)	diligently and competently;

		(B)	expeditiously;

		(C)	in accordance with all laws and requirements of any government or government agency; and

		(D)	to the professional standard of skill and care to be reasonably expected from a person engaged in providing the Services;

	(iii)	devote the time and attention to the interests of the Company necessary to discharge effectively its duties to the Company under this Agreement;

	(iv)	honestly discharge its duties in the course of providing the Services to the Company;

	(v)	comply in a timely manner with all reasonable requests of the Company or its representatives in connection with its duties and responsibilities under this Agreement; and

	(vi)	provide the Company with any information it reasonably requires from time to time.

(b)

The Manager must keep adequate books and records in sufficient detail to record the Services provided and retain such books and records for a period of six years after the termination or expiration of this Agreement. On request by the Company, the Manager must provide the Company with reasonable access during business hours to examine and copy such books and records.

6.	Powers of the Manager

Subject to clause 5(a)(i), the Manager in the performance of its obligations under this Agreement shall have the power and authority, in Australia or elsewhere, to do all things necessary or convenient to be done for or in connection with, or incidental to the provision of the Services to the Company including without limitation, the power and authority:

	(a)	to pay out of the Company's money all professional advisers to the Company (including solicitors and accountants), managers, clerks and other servants employed by the Company;

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(b)

to incur on behalf of the Company all expenses as the Manager considers reasonable and necessary and which would normally be expected to be incurred in the normal course of managing the Business including the cost of printing stationery, insurances, legal costs, postage and other general office costs which would normally be expended in the course of business;

(c)	to enter into possession and take control of the Company Property;

(d)	to lease, let or hire or dispose of the Company Property;

(e)	to grant options over the Company Property on such conditions as the Manager thinks fit;

(f)

to borrow any money which may be required for any of the purposes mentioned in this clause 6 in the name of the Company or otherwise and secure any moneys so borrowed by mortgage or charge over the Company Property or any part of it provided however that the Manager shall not be bound to enquire as to the necessity or propriety of any such borrowing nor be responsible for the misapplication or non- application of any moneys so borrowed;

(g)	to insure the whole or any party of the Company Property which is of an insurable nature against loss or damage by fire or other risks in such sums as the Manager shall think fit;

(h)	to repair, renew or enlarge the Company Property;

(i)	to convert the Company Property into money;

(j)	to carry on any business of the Company;

(k)	to take on lease or on hire, or to acquire, any property necessary or convenient in connection with the carrying on of a business of the Company;

(l)

to sell or concur in selling or otherwise dispose of absolutely or conditionally all or any part of the Company Property either by public auction or private treaty or by tender for cash or on credit and either in one lot or in parcels and either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise and with power to allow the whole or any part of the purchase money to remain on mortgage over the property sold or over any other security or to remain owing without any security and upon such other terms and conditions as the Manager may consider expedient without being responsible for any loss occasioned thereby and with full power to buy in and rescind or vary any contract for sale and resell without being responsible for loss and to compel the specific performance of any contract by suite in equity or otherwise and to execute assurances of all or any part of the mortgage property in the name and on behalf of the Company or otherwise and to do all other acts and things for completing any such sale which the Manager may deem necessary;

(m)	to sever fixtures belonging to the Company and sell them apart from any other part of the Company Property;

(n)	to make any arrangement or compromise which the Manager shall think expedient in the interests of the Company;

(o)

to carry out and enforce specific performance of or otherwise obtain the benefit of all contracts entered into or held by the Company or entered into in exercise of the powers or authorities hereby conferred;

(p)	to execute any document, bring or defend any proceedings or do any other act or thing in the name of and on behalf of the Company;

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(q)	to draw, accept, make and endorse a bill of exchange or promissory note on behalf of the Company;

(r)	to use a seal of the Company;

(s)	to engage or discharge employees on behalf of the Company;

(t)	to appoint a solicitor, accountant or other professionally qualified person to assist the Manager;

(u)	to appoint an agent to do any business that the Manager is unable to do, or that it is unreasonable to expect the Manager to do, in person;

(v)

where a debt or liability is owed to the Company, to prove the debt or liability in a bankruptcy, insolvency or winding up, and in connection therewith, to receive dividends and to assent to a proposal for a composition or a scheme or arrangement;

(w)	to make or defend an application for the winding up of the Company;

(x)

to settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of the Company or in respect of the Company Property or in any way relating to this Agreement and to execute releases or other discharges in relation to those matters; and

(y)	to do or cause to be done all such acts and things without limitation as such Manager shall think expedient in the interests of the Company.

7.	Service Fee

	(a)	In consideration for the Services provided by the Manager, the Company shall pay the Service Fee to the Manager within 30 Business Days of receipt of an invoice.

	(b)	The Manager must issue an invoice to the Company monthly.

	(c)	Payments must be made to the Manager at its place of business or in any other manner that the Manager reasonably nominates.

(d)

If the parties agree to alter the Services in accordance with clause 3(c) as the case may be, the parties may agree to alter the Service Fee, and from the date of that agreement, Schedule 1 shall be amended accordingly.

8.	Expenses

8.1	Expenses to be paid by the Manager

Subject to this Agreement, the Manager shall be responsible for all the Manager's expenses in carrying out the Services, including salaries, wages, benefits to employees, insurance superannuation, worker's compensation, administrative, managerial, and secretarial expenses, communications expenses, and all other expenses.

8.2	Expenses to be paid by the Company

	(a)	If travel is required, the Manager shall be paid all reasonable travel expenses.

	(b)	All air travel will be by Qantas business class travel or equivalent

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(c)	The Company shall pay to the Manager all other reasonable expenses which the Company approves in writing.

8.3	Entitlements

The Company shall provide the Manager with:

(a) fully maintained mobile phones for use by the Key Persons;

(b)

50% of the cost of reasonable, fully maintained Company cars and fuel allowances to be provided to the Key Persons for Company and private use. The Company agrees that the car to be provided for use by the Head Geologist will be a new or late model, Toyota Landcruiser GXL 4WD or equivalent.

8.4	Invoices

The Manager must provide invoices to the Company in relation to approved expenses.

8.5	Payment of invoices

The Company shall make payment to the Manager at its place of business or in any other manner that the Manager reasonably nominates within 30 Business Days of receipt of an invoice.

9.	Insurance

	(a)	The Manager shall maintain in place for the term of the Agreement the following insurances:

(i) professional indemnity;

(ii) public liability for an amount not less than $5,000,000; and

(iii) worker's compensation and worker's common law liability for each state and country where the Services are to be undertaken.

	(b)	The Company shall maintain in place for the term of the Agreement an appropriate level of coverage for the Key Persons under the Company’s death and disability insurance.

	(c)	The Manager shall ensure that the Company is named as co-insured on its insurance policies or that the Manager's insurers waive the rights of subrogation against the Company.

	(d)	Upon written request, the Manager must provide to the Company certificates of currency or copies of polices for each insurance policy referred to in clause 9(a).

	(e)	The Manager shall be entitled to be reimbursed by the Company for the cost of effecting the insurances referred to in clause 9(a).

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10.	Liability and indemnity

10.1	Indemnity by the Company

The Company shall at all times indemnify and keep indemnified the Manager from and against any loss (including reasonable legal costs and expenses) or liability incurred or suffered by the Manager or arising from any claim, demand, suit, action or proceeding by any person against the Manager only where such loss or liability arose out of, in connection with or in respect of a wilful or grossly negligent act or omission by the Company.

10.2	Indemnity by the Manager

The Manager shall at all times indemnify and keep indemnified the Company from and against any loss (including reasonable legal costs and expenses) or liability incurred or suffered by the Company or arising from any claim, demand, suit, action or proceeding by any person against the Company only where such loss or liability arose out of, in connection with or in respect of a wilful or grossly negligent act or omission by the Manager.

10.3	Limitation of liability of the Manager

The Manager, its officers, employees and agents shall not be liable to the Company for any loss, expense, claim or liability which may arise out of the performance of the Services, except to the extent that such loss, expense, claim or liability arises out of, in connection with or in respect of a wilful or grossly negligent act or omission by the Manager, its officers, employees or agents.

10.4	Limitation of liability

(a)

Any liability of the Manager for damages or other forms of monetary relief for matters related to, connected with or arising out of this Agreement regardless of the cause of action, whether in contract, tort (including, without limitation, negligence) or for breach of any statute or any other legal or equitable obligation is limited to the extent permitted by applicable law to the amount due to be paid by the Company to the Manager pursuant to this Agreement in the year of the occurrence of the cause for such damages or other forms of monetary relief.

(b) In no event shall the Manager be liable for lost profits or special, incidental, consequential damages of the Company in connection with this Agreement, however arising.

10.5	Implied terms

Where any statute implies into this Agreement any term, and that statute avoids or prohibits provisions in a contract excluding, restoring or modifying the application of or exercise of, or liability under such term, such implied terms as are not excludable will be deemed to be included in this Agreement.

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11.	Confidential Information

During the term of this Agreement and following the term, howsoever arising,

(a)	the Manager:

(i)

shall keep confidential all Confidential Information and shall not, without the prior written consent of the Company, (except as required by law) disclose any of the Confidential Information to any person;

(ii)

shall surrender to the Company all original and copied documents in their possession, custody or control belonging to the Company or relating to the Business of the Company together with any other property belonging to the Company in the event of the termination of this Agreement;

(iii) must not discuss the Company, the Group, or their respective activities with any person except those to whom they are entitled to reveal the Confidential Information under this Agreement;

(iv)

must observe the laws and regulations which may apply in the jurisdiction where the Company is located and which relate to any obligations on the Company to keep the affairs of its customers confidential; and

(v)

acknowledges that damages may be an inadequate remedy to the Company in the event of any breach of this clause 11 occurring, and that only injunctive relief or some other equitable remedy might be adequate to properly protect the interests of the Company; and

(b)	neither party may make any public or media statement concerning this Agreement without the consent of the other party.

12.	Intellectual Property

12.1	Entitlement to Intellectual Property

All Intellectual Property rights of any nature in any Intellectual Property created by the Manager or the Key Persons during the provision of the Services shall vest in the Company upon creation, and the Manager shall have no claim to or interest of any nature in such Intellectual Property, unless that Intellectual Property was developed as a result of prior knowledge of the Manager, whereby if given to the Company pursuant to this Agreement, the Company may have free and unfettered use for its purposes but will not exclude the Manager from using for its purposes.

12.2	Consents and waivers

The Manager gives and shall require the Key Persons to give all moral rights consents and waivers to enable the Company free and unfettered use, amendment and disposal of all copyright material and works vested in or assigned to the Company pursuant to clauses 12.1.

13.	Termination of Agreement

13.1	Restriction on termination

Subject to the provisions of clause 13.2 and 13.3, this Agreement may not be terminated by either party during the 24 month period following the Commencement Date.

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13.2	Immediate termination by the Company

(a) The Company may by written notice to the Manager terminate this Agreement immediately if:

(i) the Manager or any of its directors, officers or servants is guilty of gross misconduct in relation to the provisions of the Services to the Company;

(ii) the Manager suffers an Insolvency Event;

(iii) the Key Persons engage in any wilful or gross conduct which is likely in the reasonable opinion of the Company to be detrimental to the Company; or

(iv) the Manager is guilty of any gross default, breach, non-observance or non- performance of any of the terms and conditions contained in this Agreement.

(b) Termination of this Agreement by the Company under clause 13.2 will be without prejudice to any of its other rights in respect of a breach of this Agreement by the Manager.

13.3	Immediate termination by the Manager

(a) The Manager may by written notice to the Company terminate this Agreement immediately if:

(i)

the Company fails to make payment of the Service Fee in accordance with this Agreement and the failure continues for seven Business Days from the delivery of a written notice by the Manager to the Company requesting payment;

(ii) the Company suffers an Insolvency Event; or

(iii) the Company is guilty of any gross default, breach, non-observance or non- performance of any of the terms and conditions contained in this Agreement.

(b) Termination of this Agreement by the Manager under clause 13.3 will be without prejudice to any of its other rights in respect of a breach of this Agreement by the Company.

13.4	By the Company with notice

Subject to clause 13.1, the Company may terminate this Agreement at any time by giving six months' notice in writing to the Manager.

13.5	By the Manager

Subject to clause 13.1, the Manager may terminate this Agreement at any time by giving six months' notice in writing to the Company.

13.6	Termination in respect of the Key Persons

The parties acknowledge that the termination of the services of one of the Key Persons will not automatically terminate the services of the other Key Persons.

14.	Obligations on termination

In the event that this Agreement is terminated in accordance with clause 13:

(a)	the Manager must immediately cease carrying out the Services;

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(b)	the Company must immediately pay the Manager all monies due and payable to the Manager under or pursuant to this Agreement, including the Service Fee, up to the date of termination of this Agreement;

(c)

unless terminated under clause 13.3, neither the Manager nor the Key Persons will be entitled to claim from the Company any amounts by way of termination of employment, retirement allowance or liquidated damages or any other payments as a consequence of termination other than amounts then due and payable to the Manager from the Company under this Agreement;

(d)	the Company is not entitled to set off any payment due from it to the Manager against any monies that may be due from the Manager to the Company; and

(e)

the Manager must within 30 days of the termination of the Agreement, return to the Company all documentation, security passes, keys and any other property of the Company, within the Manager’s or the Key Persons' control or possession.

15.	Assignment

The Manager may assign, sub-license or subcontract this Agreement or any right or obligation under this Agreement with the prior written consent of the Company, which shall not be unreasonably withheld.

16.	Relationship of the parties

(a)	The Manager is not an agent or employee of the Company for any purpose but is an independent contractor.

(b)	The Manager must:

	(i)	act entirely on its own behalf; and

	(ii)	not make any representation or give any warranty that it is acting as an agent for or employee of the Company in performing the services under this Agreement.

(c)	Nothing in this Agreement:

	(i)	constitutes the Manager is in any way the partner of or a joint venturer with the Company for any purpose;

(ii)

shall prevent or be deemed to prevent the Manager providing or agreeing to provide the same or similar services to any other person or entity as it agrees to provide to the Company or carrying on business in any way as a service company; and

	(iii)	shall prevent or be deemed to prevent directors and employees of the Manager continuing to act as directors of the Company.

17.	Personnel

(a)

The Manager must ensure that it complies with all obligations relating to payments of employment related taxes or levies imposed upon an employer which arise in respect of any Services provided under this Agreement or amounts paid to the Manager under this Agreement including, without limitation, group tax, payroll tax, superannuation, and all other statutory and (where applicable) award requirements.

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(b)	Upon request, the Manager must demonstrate that it has complied with these obligations.

18.	Warranties

The Manager further warrants that:

(a)

it shall require the Key Persons to enter into any necessary agreements to give effect to the provisions of this Agreement including but not limited to the provisions in relation to confidentiality and Intellectual Property;

	(b)	it is adequately covered by the appropriate insurances for public liability, worker's compensation and other statutory liabilities of an employer; and

	(c)	it is aware that the Company is relying on these warranties and other warranties contained in this Agreement.

19.	Notices

19.1	In writing

A notice or other communication connected with this Agreement (Notice) has no legal effect unless it is in writing.

19.2	Forms of Notice

In addition to any other method of service provided by law, the Notice may be:

(a)	sent by prepaid registered post to the address for service of the addressee, if the address is in Australia and the Notice is sent from within Australia;

(b)	sent by prepaid ordinary mail to the address for service of the addressee, if the address is in Australia and the Notice is sent from within Australia;

(c)	sent by prepaid airmail to the address for service of the addressee, if the address is outside Australia or if the Notice is sent from outside Australia;

(d)	sent by facsimile to the facsimile number of the addressee; or

(e)	delivered at the address for service of the addressee.

19.3	Certificate

A certificate signed by a party giving a Notice or by an officer or employee of that party stating the date on which that Notice was sent or delivered under clause 19.2 is prima facie evidence of the date on which that Notice was sent or delivered.

19.4	Deemed receipt

If the Notice is sent or delivered in a manner provided by clause 19.2, it must be treated as given to and received by the party to which it is addressed:

(a)	if mailed from within Australia to an address in Australia, on actual delivery to that address as evidenced by Australia Post documentation;

(b)	if mailed from within Australia to an address in Australia, on the second Business Day (at the address to which it is mailed) after mailing;

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(c)	if mailed to an address outside Australia or mailed from outside Australia, on the fifth Business Day (at the address to which it is mailed) after mailing;

(d)	if sent by facsimile before 5.00 pm on a Business Day at the place of receipt, on the day it is sent and otherwise on the next Business Day at the place of receipt; or

(e)	if otherwise delivered before 5.00 pm on a Business Day at the place of delivery, upon delivery, and otherwise on the next Business Day at the place of delivery.

19.5	Confirmation of receipt

Despite clause 19.4(d), a facsimile is not treated as given or received unless following transmission the addressee notifies the sender that the facsimile has been received in full and in legible form.

19.6	Recipient to confirm receipt

A party which receives a Notice by facsimile must, if requested by the sender, immediately notify the sender of its receipt.

19.7	Recipient

(a)

A party notifying the sender of receipt of a facsimile must be treated as having notified the sender that it was received in full and in legible form unless the party at the same time notifies the sender that it was not received in full or not in legible form.

(b)

If a Notice is served by a method which is provided by law but is not provided by clause 19.2, and the service takes place after 5.00 pm on a Business Day, or on a day which is not a Business Day, it must be treated as taking place on the next Business Day.

(c)	A Notice sent or delivered in a manner provided by clause 19.2 must be treated as validly given to and received by the party to which it is addressed even if:

	(i)	the addressee has been liquidated or deregistered or is absent from the place at which the Notice is delivered or to which it is sent; or

	(ii)	the Notice is returned unclaimed.

19.8	Addresses for service

(a)	The Company's address for service and facsimile number are as set out in item 5 of Schedule 1.

(b)	The Manager's address for service and facsimile number are as set out in item 6 of Schedule 1.

(c)	A party may change its address for service or facsimile number by giving Notice of that change to each other party.

(d)	If the party to which a Notice is intended to be given consists of more than one person then the Notice must be treated as given to that party if given to any of those persons.

(e)	Any Notice by a party may be given and may be signed by its solicitor.

(f)	Any Notice to a party may be given to its solicitor by any of the means listed in clause 19.2 to the solicitor’s business address or facsimile number.

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20.	GST

20.1	Definitions and interpretation

(a) For the purpose of this clause:

GST means the goods and services tax under the GST Act; and

GST Act has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

(b) Expressions used in this clause have the same meaning as those expressions in the GST Act.

20.2	Consideration exclusive of GST

Any consideration or payment obligation under this Agreement is exclusive of GST unless stated otherwise.

20.3	Consideration

(a)

The consideration (including any non-monetary consideration) for a Supply made under or in connection with this Agreement which is a Taxable Supply is increased by an additional amount or value equal to the amount of that consideration multiplied by the relevant GST rate.

(b) The additional amount under clause 20.3(a) is payable at the same time and in the same manner as the consideration for the Supply to which the additional amount relates.

20.4	Tax Invoice

A party who receives consideration, whether monetary or otherwise, must give the other party a Tax Invoice in a form which complies with the GST Act within 10 Business Days after the end of the month in which any consideration is paid, or an invoice issued, in relation to the Supply, whichever occurs first.

20.5	Payments

Unless otherwise stated in this Agreement, the following principles apply when determining the amount of a payment under this Agreement:

(a)

if a party is entitled under this Agreement to be reimbursed or indemnified by another party in respect of any loss, damage or outgoing, paid, suffered or incurred by or any action, proceeding, claim or demand against the first mentioned party in connection with this Agreement, the reimbursement or indemnity payment must not include any GST component of the claim, loss or outgoing for which an Input Tax Credit may be claimed; and

(b) if a party sets off an amount under this Agreement, the same principles apply to calculate the amount to be set-off, as if the amount had been paid in accordance with clause 20.5(a).

20.6	Adjustment Event

If an Adjustment Event occurs, the parties must do all things necessary to make sure that the Adjustment Event may be properly accounted for, including the issue of an Adjustment Note.

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21.	Entire Agreement

(a)	This Agreement constitutes the entire agreement between the parties.

(b)	It supersedes and extinguishes any previous agreement or understanding between the parties about the subject matter of this Agreement and any representation or warranty previously given.

22.	Severance

	(a)	If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the provision must be read down so as to give it as much effect as possible.

	(b)	If it is not possible to give the provision any effect at all, it is severed from this Agreement.

(c)

Any reading down or severance does not affect the validity and enforceability of the remaining provisions in that jurisdiction or the validity and enforceability of the offending provision in any other jurisdiction.

23.	Waiver

	(a)	No failure by either party to exercise and no delay in exercising a right under this Agreement will be taken as a waiver of the right.

	(b)	Waiver of a particular right does not release the other party from strict compliance in the future with the same or any other obligation.

	(c)	No waiver of a right is effective unless made in writing.

	(d)	The rights and remedies provided in this Agreement are cumulative and do not exclude any other rights provided by law.

24.	Variation of Agreement

This Agreement can be amended or varied only by a written document executed by the parties or by persons duly authorised to sign on behalf of the parties.

25.	Counterparts

This Agreement may be executed in a number of counterparts, all of which taken together constitute one and the same document.

26.	Legal costs and stamp duty

Any legal costs, stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this Agreement or a transaction contemplated by this Agreement, must be paid by the Company.

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27.	Governing Law

	(a)	This Agreement is governed by the law of New South Wales.

	(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts of appeal from them.

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Schedule 1

Item 1	1 July 2008.
Commencement Date

Item 2 Business	The Company carries on the business of exploring, mining, developing bauxite and producing bauxite products in Australia and associated minerals and by products.

Item 3 Services

The Manager will provide office space and procure executive, geological, management, administrative, corporate compliance, accounting and secretarial services to the Company including the provision of the Key Persons:

•	Pnina Feldman as Executive Director;

•	Sholom Feldman as Executive Director; and

•	Simon Pecover as Head Geoscientist;

•	Robert Coenraads as Geoscientist.

or if any of the Key Persons are not available for whatever reason, an equivalent suitably qualified person for the estimated current executive requirements of the Company being up to 15 hours per week per Key Person averaged, and if necessary or required by the Company, other suitably qualified senior management or administrative personnel (including personnel with geological and technical expertise) to the Company to perform the following duties:

•	reporting to the Board on the day to day affairs of the Company;

•	attending to implementation of decisions of the Board;

•	geological, exploration and mining services, including plant and equipment where appropriate;

•	current project development, sourcing of, evaluating and negotiating further business opportunities, investor relations and public relations;

•	supervising the receipt and payment of money by the Company and attending to the banking of monies received by the Company;

•	assisting with the keeping of the books, records and registers of the Company in compliance with the law;

•	preparing drafts of all monthly, quarterly, half-yearly and annual statements and reports;

•	supervising and directing the audit of the Company's books of account and records;

•	supervising and directing all employees of the Company;

•	other management, administrative, corporate compliance, accounting and secretarial services as are required by the Board; and

•	providing suitable fully serviced office space at Level 34, 50

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Bridge St, Sydney, including the use of offices, board room, kitchen, full time receptionist, daily cleaners, and suitable basic maintained office infrastructure including telephones, fax, printer, broadband internet connection and suitable office furniture for all staff currently required by the Company.

Item 4 Service Fee	1.

The retainer for the current estimated executive duties is $175,000 per Key Person per annum inclusive of directors fees, payable monthly. The monthly retainer is to be paid even if the Company does not, from time to time, require the full estimated executive time of the Key Persons. The remuneration for any work by the Key Persons in addition to the duties set out in this Agreement, if necessary, shall be reasonably agreed with the Company in advance by the independent director(s) of the Company or by the shareholders of the Company in general meeting.

	2.	The fees for corporate, administrative, accounting and secretarial services or personnel (including support staff) shall be paid at market rates chargeable in Sydney as required by the Company.

	3.

$14,500 per month being the discounted rate for the provision of suitable fully serviced offices at Level 34, 50 Bridge Street, Sydney. Price includes all services mentioned in the last bullet point of item 3 of this schedule.

	4.	Fees shall be adjusted annually from the Commencement Date by the CPI variation of the previous 12 months.

Item 5	Volcan Australia Corporation Pty Ltd
Company's address for	Level 34, 50 Bridge Street
service	Sydney NSW 2000
Australia

Facsimile: (02) 8216 0788

Item 6	Australian Gemstone Mining Pty Ltd
The Manager's address	67 Penkivil Street
for service	Bondi NSW 2026
Australia

Facsimile: (02) 9387-5774

Management Services Agreement	Home Wilkinson Lowry

Executed as an Agreement

Executed by Volcan Australia Corporation	)
Pty Ltd ACN 131 553 341 in accordance	)
with section 127 of the Corporations Act	)
2001 (Cth):	)
)

/s/ Pnina Feldman	/s/ Sholom Feldman
Director	Director/Secretary

Pnina Feldman	Sholom Feldman
(Print) Full Name	(Print) Full Name

Executed by Australian Gemstone Mining	)
Pty Ltd ACN 073 120 591 in accordance	)
with section 127 of the Corporations Act	)
2001 (Cth):

/s/ Pinchus Feldman	/s/ Pnina Feldman
Director	Director/Secretary

Pinchus Feldman	Pnina Feldman
(Print) Full Name	(Print) Full Name